Exhibit 7.1

AGREEMENT

This Agreement, dated as of October 22, 2004, is by and among Equity Resource Arlington Fund Limited Partnership (the “Arlington Fund”), Equity Resource Brattle Fund Limited Partnership (the “Brattle Fund”), Equity Resource General Fund Limited Partnership (the “General Fund” and collectively with the Arlington Fund and Brattle Fund, the “Limited Partnerships”) and James Brooks, Eggert Dagbjartsson and Mark Thompson, each an individual.

Each of the Limited Partnerships may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to an aggregate of 1,252.25 units of limited partnership interest (the “Units”) in Winthrop Residential Associates II, A Limited Partnership, a Maryland limited partnership (the “Issuer”), held in the aggregate by the Limited Partnerships. James Brooks may be required to file a statement on Schedule 13D by reason of his being a general partner of the Brattle Fund. Eggert Dagbjartsson may be required to file a statement on Schedule 13D by reason of his being the manager of the managing member of the general partner of the Arlington Fund and a general partner of each of the Brattle Fund and General Fund. Mark Thompson may be required to file a statement on Schedule 13D by reason of his being a general partner of the General Fund.

Pursuant to Rule 13(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of the parties, and hereby further agree to file this Agreement as an exhibit to such statement, as required by such rule.

Executed and delivered as of the date first above written.

EQUITY RESOURCE ARLINGTON FUND LIMITED PARTNERSHIP

By:	ERI A LLC, its general partner

By:	Equity Resource Investments, LLC, its managing member

By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson, its manager

EQUITY RESOURCE BRATTLE FUND LIMITED PARTNERSHIP

By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson, its general partner

EQUITY RESOURCE GENERAL FUND LIMITED PARTNERSHIP

By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson, its general partner

/s/ James Brooks
James Brooks, individually

/s/ Eggert Dagbjartsson
Eggert Dagbjartsson, individually

/s/ Mark Thompson
Mark Thompson, individually